EXHIBIT 99.2

[LOGO]GLENAYRE                             CORPORATE HEADQUARTERS
                                           5935 Carnegie Boulevard
                                           Charlotte, NC 28209 USA
                                           tel 704 553 0038
                                           www.glenayre.com



News Release
                                 Contact: Mark Smalley, VP - Investor Relations 704 553 0038
                                           mark.smalley@glenayre.com

GLENAYRE TO UNIFY AND LEVERAGE DIVERSE TELECOMMUNICATIONS NETWORK AND CONSUMER PRODUCTS EXPERTISE

CHARLOTTE, N.C., Sept. 7, 1999 -- Eric Doggett, recently appointed president and CEO of Glenayre Technologies Inc. (Nasdaq: GEMS) announced Friday his initial corporate strategic and organizational restructuring plans. Doggett's plans include the integration of the divisional structures of Glenayre's Wireless Messaging, Wireless Access and Integrated Network Groups. The consolidation will facilitate the development of communications solutions across applications and network technologies.

The company also announced that it would gradually transition all manufacturing to its Illinois facility to lower production costs. The detailed restructure planning and associated charges are expected to be announced with this quarter's results.

Doggett stated, "Our new mission going forward is to provide `Solutions for an @ctive World(TM)'. Our goal is to offer carriers of all network technologies complete end-to-end consumer messaging solutions. Our new structure will better enable us to leverage our strengths in wireless data, unified messaging, data-centric devices and partnering to achieve this goal. It will also allow us to do this much more cost effectively."

Under the company's restructuring, Glenayre's three operating units have been consolidated into the following groups: products, worldwide sales, operations and a consumer products strategic business unit. Warren Neuburger, executive vice president - products, previously the head of the Integrated Networks Group, will manage the consolidated product management, engineering and customer service functions. Bill Edwards, who previously managed the Integrated Networks Group sales, has been appointed as senior vice president - worldwide sales. John Rottenburg, senior vice president - operations, is responsible for manufacturing and logistics.

Gary Hermansen, previously head of the Wireless Access Group, has been appointed senior vice president/general manager of the consumer products business unit. Additionally, Stan Ciepcielinski, previously chief operating officer, has been re-appointed as chief financial officer.

"Coincident with this reorganization, we have implemented major changes in our processes for allocating and managing spending and strategies in selling, general and administrative, and research and development. This will provide a much tighter focus on business results and accountability throughout the organization, while ensuring strategy consistency in both our business and products. We also expect that this new structure will enable us to significantly reduce selling, general and administrative expenses over the next year."

                                    - More -

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For over 30 years, Glenayre has been developing and providing leading edge personal telecommunication systems, including products for paging, digital, mobile and fixed networks. Glenayre has approximately 2,000 employees, and has products installed in 100 countries. Additional information about the company is available at www.glenayre.com.

THIS NEWS RELEASE CONTAINS STATEMENTS THAT MAY BE FORWARD LOOKING WITHIN THE MEANING OF APPLICABLE SECURITIES LAWS. THE STATEMENTS MAY INCLUDE PROJECTIONS REGARDING FUTURE EARNINGS RESULTS, AND ARE BASED UPON THE COMPANY'S CURRENT EXPECTATIONS AND ASSUMPTIONS, WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER ARE DISCUSSED IN THE COMPANY'S MOST RECENTLY FILED FORM 10-Q. THESE FACTORS MAY INCLUDE:
POTENTIAL MARKET CHANGES RESULTING FROM RAPID TECHNOLOGICAL ADVANCES; ACCEPTANCE OF TWO-WAY PAGING PRODUCTS; COMPETITION; VARIABILITY OF QUARTERLY RESULTS; VOLATILITY OF THE COMPANY'S STOCK PRICE; LIMITS ON PROTECTION OF PROPRIETARY TECHNOLOGIES; POTENTIAL CHANGES IN GOVERNMENT REGULATION; FINANCING CUSTOMER PURCHASES FOR DEVELOPMENT OF THE TWO-WAY COMMUNICATIONS MARKET; AND INTERNATIONAL BUSINESS RISKS.



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